EXHIBIT 99.2

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TRANSITION AGREEMENT
THIS TRANSITION AGREEMENT IS DATED 26 JUNE 2019 AND IS MADE BETWEEN:

(1)	Booking.com Holding B.V., a Dutch entity, with corporate seat in Amsterdam, the Netherlands, Trade Register number 57987823, (the "Employer");
and

(2)	Mrs Gillian Tans, born on [BIRTHDAY], residing at [ADDRESS], (the "Employee").
hereinafter also individually referred to as a "Party" and together referred to as the "Parties".
BACKGROUND:

(A)
The Employee has been employed by (a legal predecessor of) the Employer since 2 December 2002, most recently in the position of President/CEO and managing director on the basis of an Employment Agreement dated 19 May 2016 ("employment agreement").

(B)	The Employee has been appointed as statutory director of Booking.com Holding B.V. as per 29 July 2013.

(C)	The Employee's current salary amounts to EUR 45,833.33 gross per month excluding holiday allowance.

(D)
The Parties have had discussions about their future co-operation and have come to the conclusion that the Employee will (i) step down from her role as statutory director of Booking.com Holding B.V. per 26 June 2019 ("Resignation Date") and (ii) move into the new role of Chairwoman until 30 June 2020, after which period the employment agreement will be terminated.

(E)
The termination of the directorship and the subsequent termination of the employment per 30 June 2020 ("Termination Date") is not based on an urgent cause as referred to in article 7:678 Dutch Civil Code ("DCC").

(F)	The Parties want to set out the agreed conditions in this transition agreement.

(G)	The Employee has consulted her lawyer, Mr Chistiaan Oberman, PaltheOberman, on the contents and consequences of this transition agreement.

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THE PARTIES AGREE AS FOLLOWS:

1	RESIGNATION OF DIRECTORSHIP, CONTINUATION & TERMINATION OF EMPLOYMENT

1.1	Resignation of directorship(s)
Subject only to section 1.3, the Employee shall, by signing this agreement, resign from the position of managing director of the Employer and from any other positions at affiliated entities of the Employer as per the Resignation Date (26 June 2019). Without limiting the generality or applicability of the preceding sentence, a list of these other positions is attached to this transition agreement as ANNEX 1. The Employee shall cease any activities in connection with these positions per the same date.

1.2	Proposal of discharge
The Employer shall include on the agenda of the next annual general meeting during which the annual accounts are adopted, that the Employee will be discharged from all liability for her performance as a managing director of the Employer and the Employer shall procure that the same will apply to any other group entities mentioned in ANNEX 1. This discharge will apply to the current and preceding financial year (insofar as discharge with regard to the latter year has not yet been granted), unless there are unknown facts and circumstances and provided that this is permitted by law and the articles of association. At the date of entering into this agreement, the Employer and the Employee are not aware of facts or circumstances that may stand in the way of this discharge.

1.3	Continuation of employment after Resignation Date until Termination Date; ancillary activities

1.3.1
Notwithstanding the resignation of the Employee as board member in accordance with section 1.1 above, the Employee shall remain employed by the Employer after the Resignation Date until, ultimately, the Termination Date (30 June 2020).

1.3.2
During the period from the Resignation Date until the Termination Date, the Employee will carry out the role of Chairwoman. As Chairwoman, the Employee will assist and report to the new CEO. She will carry out any activities requested by the CEO to enable a smooth handover. Moreover the Chairwoman will advise the CEO, in cases where the CEO requests such assistance from the Chairwoman. Moreover, the Chairwoman can be asked by the Employer to represent the Company externally. In her role as Chairwoman, the Employee will generally work from home, but may be requested to the come to the office or to travel (abroad) in order to carry out her role. For the avoidance of doubt, the parties acknowledge that the Chairwoman will only

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have to carry out activities in as far as she has been requested to do so by the CEO, and that this provision should not in any way be construed or interpreted to the effect that the Chairwoman is entitled to receive instructions to that effect. The Employer commits to give the Employee, within the boundaries of reasonableness, prior notice of tasks that she has to carry out in her capacity of Chairwoman, especially insofar as this work requires travelling abroad.

1.3.3
The gross yearly salary of the Employee from 26 June 2019 until the Termination Date, will amount to EUR 50,000 gross, to be paid in monthly instalments of EUR 4,166.67 gross. With regard to this period, the Employee will not be entitled to any bonus payments, nor to any new long term incentive awards / grants (in any sort or form), leaving aside only the RSU Grant mentioned in section 7.1.2 below.

1.3.4
Leaving aside the amendments following from sections 1.3.2 and 1.3.3 above, as well as section 1.3.5 below, the provisions as laid down in the employment agreement (dated 19 May 2016) will remain intact and applicable until the Termination Date.

1.3.5
The Employee may carry out one or more external (supervisory) board positions in addition to her role as Chairwoman within the Employer's organisation, under the conditions that (i) such a role is not in breach with the non-compete clause laid down in (clause 2 of) the Non-competition and Non-solicitation Agreement between the Parties attached to the employment agreement ("the Non-competition and Non-solicitation Agreement"), (ii) does not lead to an employment contract or employment relationship with any third party, and (iii) does not in any way hinder her ability to carry out her tasks as Chairwoman. The Employee shall, before accepting any such board position, obtain prior written approval from the Employer, while the Employer shall not unreasonably withhold such approval in case conditions (i) to (iii) are met.

1.4	Termination of employment

1.4.1	The employment agreement between the Parties ends by mutual consent as of the Termination Date (i.e. 30 June 2020).

1.4.2
The employment agreement will end before the Termination Date if the Employer validly dismisses the Employee instantly in accordance with the law (section 7:677 DCC). In that event, the Employer does not owe the final compensation payment referred to in section 2.1. For the avoidance of doubt it is hereby acknowledged that at the time of entering into this transition agreement the Employer is not aware of any facts and circumstances that could give rise to a termination for cause in the sense of section 7:677 DCC.

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1.4.3
Moreover the employment agreement may end before the Termination Date in case the parties agree in writing upon a new Termination Date during the period from the Resignation Date until the Termination Date.

1.4.4
If the Employee takes up employment outside the Employer's organisation before the Termination Date, the employment agreement between the Parties will - notwithstanding section 1.4.1 - terminate by mutual consent as of the date on which the new employment starts (the "Earlier Termination Date"). In that event, the Employee will not be bound by the applicable notice period. Where the definition "Termination Date" is used in this transition agreement, that definition will be replaced by the definition "Earlier Termination Date".

2	FINAL COMPENSATION PAYMENT

2.1	Final compensation payment

2.1.1	In accordance with Clause 8 of the employment agreement, the Employer shall pay (the net equivalent of) a gross amount of EUR 1,187,999.92 to the Employee as a final compensation payment.

2.1.2
The Employer shall transfer the (net equivalent of) the amount referred to in section 2.1.1 to the bank account specified by the Employee within four weeks after the Termination Date, unless the Employee has indicated another manner of payment. In that case, the payment may need to be made at a later time. The Employer shall make the payment as soon as possible after receiving payment instructions from the Employee.

2.2	Bonus 2019

2.2.1	The parties acknowledge that the 2019 target bonus (for a full year) amounts to EUR 1,187,999.92 gross.

2.2.2	The Employee will be entitled to a pro-rata 2019 bonus for six months – 1 January 2019 through 30 June 2019 – of at least EUR 1,000,000 gross.

2.2.3
In case the pro rata target bonus (six months – 1 January 2019 through 30 June 2019) of EUR 593,999.97 gross, increased by the average percentage by which actual bonuses paid to the Booking.com Leadership Team (for the absence of confusion, Leadership Team means any Booking.com employee who is a direct report of the Chief Executive Officer of Booking.com on December 31, 2019) exceed the target bonuses of the Booking.com Leadership Team for 2019, is higher than EUR 1,000,000 gross, then the Employee will in addition to the amount of EUR 1,000,000 gross mentioned in section 2.2.2, also receive the difference between that amount

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of EUR 1,000,000 gross and the pro rata target bonus (six months – 1 January 2019 through 30 June 2019) of EUR 593,999.97 gross, increased by the average percentage mentioned in this section 2.2.3.

2.2.4
The payment of the pro rata bonus of 1,000,000 gross (as mentioned in section 2.2.2) will be made in August 2019, while the increase on top of that amount as mentioned in section 2.2.3, will – if any such increase shall be due – be payable in March 2020 after the bonuses of the Booking.com Leadership Team have been determined.

3	FINAL SETTLEMENT AND HOLIDAYS

3.1	Components
Within one month after the Termination Date, the Employer shall provide a final statement to the Employee for the period until the Termination Date, which will include the following components, insofar as they are due and unpaid:

(a)	salary;

(b)	pro rata holiday allowance.
Payment will take place in the month following the Termination Date.

3.2	Holidays taken
The Employee will be deemed to have taken all unused holidays before the Termination Date. The Employer is not obliged to pay any compensation to the Employee in respect of unused holidays before the Termination Date.

3.3	Invoices
The Employee shall submit any invoices of expenses eligible for reimbursement to the Employer no later than on the Termination Date.

4	PENSION
The Employee's participation in the applicable pension scheme, if any, as well as in any related schemes will end as of the Termination Date. In this connection, the Employer shall comply with any obligations under the applicable pension scheme rules and the Dutch Pensions Act.

5	LEGAL FEES
The Employer shall pay all reasonable costs of legal assistance, including VAT, incurred by the Employee in respect of this transition agreement, unless Employee

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has a legal expenses insurance. The Employer shall pay this amount directly to the Employee's legal advisor on receipt of an invoice addressed to the Employee and specifying the hours spent.

6	RETURN OF PROPERTY
The Employee shall return any property of the Employer provided to her directly or through third parties in good condition at the Employer's business location at Herengracht 597, 1017 CE Amsterdam no later than on the Termination Date. This property specifically includes the access pass, credit card provided to the Employee and furthermore all documents, files, USB sticks and other data carriers as well as copies of any of these. However, the Employee may keep her mobile phone and laptop after the Termination Date, under the condition that all relevant company information has been removed from these devices by the IT Department of the Employer before that date.

7	EQUITY AWARDS

7.1.1
The Parties acknowledge and agree that the performance share units (“PSUs”) granted to the Employee in 2017, 2018 and 2019 pursuant to the Booking Holdings Inc. 1999 Omnibus Plan, as amended and restated (the “Plan”), and related PSU award agreements (the “PSU Agreements”) that are outstanding as of the date the parties enter into this transition agreement will continue to vest after the date of this agreement in accordance with, and subject to, the terms of the Plan and the PSU Agreements. The Employee acknowledges and agrees that the Employee’s change in position to Chairwomen pursuant to the terms of this termination agreement shall not constitute “Good Reason” as defined in the PSU Agreements. The Parties agree that the termination of the employment agreement on the Termination Date pursuant to this transition agreement shall constitute termination of the Employee’s employment by the Employer other than for “Cause” for purposes of the PSU Agreements.

7.1.2
The Parties acknowledge that Booking Holdings Inc. has committed to make a USD 1,500,000 RSU grant to the Employee in August 2019 that will vest in May 2020. The vesting will be subject to the terms as set out in the grant.

7.1.3
The Employer shall not object to the termination of the Employee's trading plans with Morgan Stanley or the sale by the Employee, after her transition to the role of Chairwoman, of any shares that have already vested in accordance with the rules of the Plan and the PSU Agreements, insofar as such transactions are in line with all applicable Employer rules and policies on insider trading and are otherwise permitted under law. To the extent Booking Holdings Inc. has ongoing SEC reporting

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obligations with respect to the Employee's share ownership, the Employee agrees to provide Booking Holdings Inc. the required information.

8	POST-CONTRACTUAL OBLIGATIONS, CONFIDENTIALITY & COMMUNICATION

8.1	Effect after Termination Date

8.1.1	After the Termination Date, the following clauses and arrangements will remain in force:

(a)	the confidentiality clause set out in (the two subsections of) Clause 6 of the employment agreement;

(b)	the non-disparagement clause set out in Clause 4 of the Non-competition and Non-solicitation Agreement;

(c)	the intellectual and industrial property rights clause set out in (all the subsections of) Clause 11 of the employment agreement; and

(d)	the notification of subsequent employer clause set out in Clause 5 of the Non-competition and Non-solicitation Agreement.

(e)	The Incentive-Based Compensation Clawback Policy as adopted on 7 February 2013 and agreed to in writing by the Employee on 19 May 2016.

8.1.2
After the Termination Date, the non-competition and non-solicitation clause set out in (all the subsections of) Clause 7 of the employment agreement and the non-competition and non-solicitation clause set out in (all the subsections of) Clause 2 of the Non-competition and Non-solicitation Agreement – as well as any other non-competition and non-solicitation clause, should any such additional clause be applicable at the time of signing this agreement – are hereby amended such that, the restriction period shall be the six-month period following the Termination Date. Except as expressly amended by this paragraph 8.1.2, the Non-Competition and Non-Solicitation Agreement and Clause 7 of the employment agreement shall continue in full force and effect in accordance with its terms and the same applies to any other non-competition and non-solicitation clause as mentioned in this section 8.1.2.

8.2	Confidentiality
The Parties acknowledge and agree that the parent company of the Employer (Booking Holdings Inc.) is required to file this transition agreement with the U.S. Securities and Exchange Commission (the “SEC”). Neither party shall disclose any

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details of the negotiations that led to this agreement or, prior to such filing with the SEC, this agreement or its terms with any third party except as required by law or judicial process.

8.3	Non disparagement
Each Party shall refrain from making negative statements about the other Party.

8.4	Internal and external announcement
The Parties shall agree upon the content of an internal and external announcement about the Employee's resignation as director, transition to the role of Chairwomen as well as about her departure from the Employer's organisation.

9	FINAL DISCHARGE

9.1	Scope of the agreement
This transition agreement fully represents all arrangements made between the Parties regarding the termination of the employment agreement. After the date of this transition agreement, the parties may not exercise any rights against each other in connection with the employment agreement and the termination of the employment agreement, or in any other connection, other than their rights under this transition agreement.

9.2	Final discharge
Except where it concerns compliance with this transition agreement, the Parties hereby grant each other full and final discharge in relation to the employment agreement and termination of the employment agreement. This final discharge granted by the Employee also relates to any claims concerning legal entities affiliated with the Employer.

10	FINAL PROVISIONS

10.1	Settlement agreement
This transition agreement is a settlement agreement in the sense of article 7:900 DCC. Subject only to section 7, including the Plan and the PSU Agreements mentioned in that section 7, this transition agreement is governed by Dutch law.

10.2	Rescission
No Party may wholly or partly rescind (ontbinden) this transition agreement.

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10.3	Jurisdiction
Subject only to section 7, including the Plan and the PSU Agreements mentioned in that section 7, all disputes arising out of or in connection with this termination agreement, including disputes concerning its existence, its validity and any non-contractual obligation, will be resolved by the Amsterdam District Court, the Netherlands.
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THIS AGREEMENT HAS BEEN AGREED IN WRITING ON 26 JUNE 2019 AND SIGNED ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT BY:

/s/ Maria Rocha Barros Booking.com Holding B.V.
Name: Maria Rocha Barros
Title: SVP and Chief Legal Officer

/s/ Gillian Tans
Name: Mrs Gillian Tans

ANNEX: 1